UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 26, 2010 (January 22, 2010)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 22, 2010, Amedisys, Inc. (the “Company”) and Michael D. Snow, the Company’s incoming Chief Operating Officer, executed a First Amendment to Mr. Snow’s Employment Agreement dated January 4, 2010. As previously reported by the Company on a Form 8-K filed January 7, 2010, under the original version of Mr. Snow’s employment agreement (the “Original Agreement”), the effective date of his employment was March 1, 2010. Per the terms of the First Amendment, the effective date of his employment has been changed to February 22, 2010. All other terms of the Original Agreement remain in full force and effect.

A copy of the First Amendment to Mr. Snow’s Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	First Amendment to Employment Agreement by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Michael D. Snow dated January 22, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/S/ WILLIAM F. BORNE
William F. Borne
Chief Executive Officer, Chairman and Duly Authorized Officer

DATE: January 26, 2010

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Employment Agreement by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Michael D. Snow dated January 22, 2010

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